CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement (the "Agreement") is made this 24th day of September, 2005, by and between Cedric Kushner Promotions, Inc. and Ckrush Sports, Inc., on the one hand (the "Company"), each having an address at 1414 Avenue of the Americas, Suite 406, New York, New York 10019 and Dino Duva, an individual (the "Consultant"), having an address at c/o Duva Boxing LLC, 228 Lackawanna Ave, West Paterson, NJ 07424.

     WHEREAS, the Company desires to retain the benefit of the Consultant's knowledge and experience during the term of this Agreement.

     NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto do agree as follows:

     1. Appointment, Term. The Company hereby appoints Consultant and Consultant hereby accepts appointment to act as a consultant to the Company. Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, including as a Manager of Duva Boxing, LLC, and that he may continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement. It is understood that Consultant need not devote his full time energies to the Company and will make reasonable efforts to accommodate any time necessary to devote to Company matters. The term of this Agreement shall be twenty four (24) months from the date of this Agreement, after which the Agreement will continue on a month-to-month basis (unless otherwise renewed for a fixed term by the parties) subject to the right of either party after the expiration of the initial 24 month period to terminate this Agreement by giving thirty (30) days prior written notice to the other party.

     2.       Consultant's Duties and Responsibilities

          2.1 During the term of this Agreement, Consultant shall provide consulting services to the Company in connection with the Company's boxing related business, including without limitation, advice concerning the following:

               (a)  Promotional agreements with boxers;

               (b) Contracts with boxers for single or multiple bouts, whether or not through a promotional agreement;

               (c)  Management and administration of live boxing events;


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               (d)  Domestic  and  international   contracts  with  governmental
regulatory agencies, media companies (for example, television, pay-per-view, digital and closed circuit), venues (for example, casinos and other facilities), advertisers, sponsors, trainers, other promotional companies (for example, partnerships or joint ventures relating to specific events or boxers) and any acquirer of rights concerning boxers;

               (e) The creation, licensing, marketing, distribution and sales of any boxing video library; and

               (f)  Other business activities or ventures related to boxing.

          2.2 During the term of this Agreement, Consultant shall be based in the New York City area, and shall undertake such occasional travel, within or without the United States, at the expense of the Company, as is or may be reasonably necessary in the interests of the Company.

          2.3 The Company shall pay any out-of-pocket expenses incurred by the Consultant in performing his duties under this Agreement, including all travel expenses related to traveling between and among different locations, or as Consultant may be directed to do or as may be necessary to the Consultant's responsibilities. Consultant may request that (a) travel or other significant expenses be paid to him in advance, or (b) that the Company make direct payment arrangements on his behalf for any such expenses to be incurred.

          2.4 Independent Contractor Status. It is expressly agreed that the Consultant is carrying out his obligations hereunder as an independent contractor, and not as an agent or employee of the Company. As such, the Consultant shall not have the power to bind the Company, and no pension and/or profit sharing contribution shall be made with respect to any payments received hereunder nor shall the Consultant be entitled to any other benefits paid to employees of the Company except as enumerated herein. It is contemplated by the parties hereto that the duties of Consultant may be expanded at which time Consultant's powers or authority may be broadened by the parties.

     3. Compensation. In consideration for the Consultant's services under this Agreement, the Company agrees to pay to the Consultant the amounts set forth below:

          a. During the term of this Agreement, the Consultant shall be paid the sum of five thousand ($5,000.00) per month payable on the 1st day of each month in advance of each months services. The Company at its discretion may also pay Consultant performance or other bonuses at any time during the term of this agreement;

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           b.  Within 30 days of the  execution  of this  Agreement,  Consultant shall be issued as additional compensation, 500,000 shares of Cedric Kushner Promotions, Inc. ("CKP") common stock. The Consultant understands that these Shares will not be registered under the Securities Act of 1933 and must be held until such shares are registered or unless an exemption from registration applies. The Company further agrees that all such shares issued pursuant to this section shall have piggy-back registration rights. The Company use its best efforts to complete a registration within 12 months of the date of the execution of this Agreement. However, if Consultant is successfully able to remove any restrictive legend from his shares and obtain full marketability pursuant to Rule 144 (with which the Company will provide full assistance and legal counsel at its expense to attempt to undertake), the Company will be excused from its obligation to use its best efforts to undertake a registration within this 12 month time period.

           c. On the date of the first anniversary of this Agreement, and every twelve month anniversary thereafter that this Agreement shall remain in effect, the Company shall issue to Consultant cashless stock options for 250,000 additional shares of CKP common stock at an exercise price of $0.10 per share good for an exercise period of 1 year. The Consultant understands that the Shares underlying these Options will not be registered under the Securities Act of 1933 and must be held until such shares are registered or unless an exemption from registration applies. The Company further agrees that all such shares issued pursuant to this section shall have piggy-back registration rights on the next registration to take place after the time of issuance of the options.

           d. The Company agrees to lease a car for the Consultant during the term of this Agreement at the Company's expense. The monthly allowance for the car lease shall be $500.

           e. In the event that certain conditions are met as described below in paragraph 4, then the monthly payment to Consultant as set forth in paragraph 3(b) above shall be increased to $7,500.

     4. Additional Transactions. Consultant is a 50% ownership member of Duva Boxing LLC. Currently, Duva Boxing LLC has a significant amount of debt and pursuant to an Amendment to the Operating Agreement of Duva Boxing LLC, is obligated to make extensive payments to pay down this outstanding debt as well as certain operating costs before any significant distributions of\ profits may be made to Consultant (the "Debt"). At such time as the Debt is reduced to zero, the Consultant will contribute his share of all profits and distributions from Duva Boxing LLC to the Company for the balance of the term of this Agreement after first deducting his Allocated Portion to which he is entitled to keep (the "Profit Payment"). It is understood by the Company that only the profits and distributions are being assigned to the Company and that the Company shall have no management or ownership rights in or to Duva Boxing LLC.

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            If an when  any  Profit  Payments  are made to the  Company  by Duva
Boxing LLC, Consultant's compensation shall be increased as set forth in Paragraph 3(e) above. Additionally, at such time, the Company shall issue to Consultant an additional 500,000 shares of Cedric Kushner Promotions, Inc. ("CKP") common stock. The Consultant understands that these Shares will not be registered under the Securities Act of 1933 and must be held until such shares are registered or unless an exemption from registration applies. The Company further agrees that all such shares issued pursuant to this section shall have piggy-back registration rights on the next registration to take place after the time of issuance of the options. Moreover, the Company agrees that Consultant is only assigning that portion of the Profit Payment after Consultant first deducts his Allocated Portion of the Profit Payment as follows: (a) for any amount of the Profit Payment up to $125,000, the Consultant keeps an amount equal to 7.5% of that portion of the Profit Payment; (b) for any amount of the Profit Payment between $125,000 up to $250,000, the Consultant keeps an amount equal to 15% of that portion of the Profit Payment; (c) for any amount of the Profit Payment between $250,000 up to $500,000, the Consultant keeps an amount equal to 20% of that portion of the Profit Payment; and (d) for any amount of the Profit Payment above $500,000, the Consultant keeps an amount equal to 12.5% of that portion of the Profit Payment. In addition, with regard to any Profit Payment above $500,000, the Company shall pay to the Consultant an additional 12.5% of that portion of the Profit Payment, such payment to Consultant by the Company shall be made, at the Company's discretion, in either cash or in additional shares of CKP common stock valued as of the date that this share of the Profit Payment funds are received by the Company. (The Consultant understands that these additional Shares will not be registered under the Securities Act of 1933 and must be held until such shares are registered or unless an exemption from registration applies. The Company further agrees that all such shares issued pursuant to this section shall have piggy-back registration rights on the next registration to take place after the time that the payment owing to Consultant shall have been due).

     5.      Non-Solicitation/Limited Confidentiality Provision.

     a. Non-Solicitation. For so long as Consultant continues to provide consulting services for the Company and for twelve (12) months thereafter, Consultant shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or hire any person who has been employed by the Company or any of its subsidiaries or affiliates at any time during the twelve (12) months immediately preceding such solicitation. Consultant further recognizes and agrees that any violation of this provision would cause such damage or injury to the Company as would be irreparable and the exact amount of which would be impossible to ascertain; therefore Consultant agrees that the Company shall be entitled, as a matter of right, to an injunction from any Court of competent jurisdiction restraining any violation of this provision by Consultant of this Agreement. Such right to an injunction shall be cumulative and in addition to, and not in limitation of, any other rights and remedies the Company may have in equity or at law.

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     b.      Limited Confidentiality  Provision.  Consultant understands that by virtue of his position as a Consultant he may become in possession of confidential information regarding the Company's finances and operations. Consultant agrees to hold any such Confidential Information in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer, directly or indirectly, any of the Confidential Information to any person or entity. Consultant will not remove Confidential Information from the Company's premises or copy or reproduce any portion of the Confidential Information in any way. Notwithstanding the foregoing, the Company acknowledges that Consultant will continue to be engaged in business with Duva Boxing, LLC, a competing boxing promotion company. The Company agrees that it shall make no claim that Consultant has improperly utilized any Confidential Information from the Company in furtherance of the business of Duva Boxing, LLC. The Company acknowledges that it consents to Consultant's continued association and employment with Duva Boxing, LLC and waives this confidentiality provision with regard to Duva Boxing LLC's operations. As used herein, Confidential Information means the Company's proprietary information or material which is not available to the public or others in the boxing industry.

     6. "Piggyback" Registration Rights. As set forth above, the shares and options of CKP common stock being issued to Consultant shall have Piggyback Registration Rights. If at any time, the Company proposes to register any of its securities under the Act (other than in connection with an exchange offer or a registration statement on Form S-8 or S-4 or any similar form then in effect or any other unsuitable registration statement), the Company will automatically have all options and shares then issued to the Consultant registered under the Company's Registration Statement at the Company's sole cost and expense and at no cost or expense to the Consultant.

     7. Indemnification. The Company agrees to indemnify and hold harmless the Consultant from any losses, claims, damages or liabilities, joint or several, asserted against the Consultant or to which the Consultant may become liable arising out of his performance of any services in connection with this agreement.

     8. No Waiver. Either party's failure to enforce any violation or provision of this Agreement shall not constitute a waiver of its rights hereunder with respect to any violation or provision of this Agreement.

     9. Notices. All notices, requests, demands and other communications of any kind whatsoever which may or must be given under this Agreement shall be in writing and shall be deemed duly given or made only if mailed by certified or registered mail, return receipt requested, postage prepaid at the addresses set forth above, or such other addresses as may be given by like notice.

     10.      Binding  Effect.  This  Agreement  shall be binding upon and shall


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inure to the benefit of the  parties  hereto and their  successors,  assigns and legal representatives.

     11. Governing Laws. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law provisions thereof.

     12. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     13. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     14. Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other.

     15. Consent to Jurisdiction. The parties agree that in the event any dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree that such dispute shall be adjudicated in the Courts of the State of New York, in New York County.

     16. Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

     17.       Counterparts.   This  Agreement  may  be  executed  in  duplicate
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement to be effective as of the day and year provided herein.


CEDRIC KUSHNER PROMOTIONS, INC.


By: /s/ Jim DiLorenzo
    -----------------
Name:   Jim DiLorenzo
Title:  Vice President

CKRUSH SPORTS, INC.


By: /s/ Jim DiLorenzo
    -----------------
Name:  Jim DiLorenzo
Title: President


/s/ Dino Duva
-------------
Dino Duva


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